EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-58119, 333-48693, 333-74497, 333-78987 and
333-90444) and Form S-3 (Nos. 333-66764 and 333-122364) of CONMED Corporation of our report dated March 15, 2005 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Syracuse, New York
March 15, 2005